Exhibit 15.1





May 7, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated May 7, 2003 on our review of interim financial information of NSTAR for the period ended March 31, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-78285) and in its Registration Statements on Form S-8 (Nos. 333-78285, 333-85559 and 333-87272).


Very truly yours,


PricewaterhouseCoopers LLP
Boston, Massachusetts